CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (File No. 333-13044) of Everest Reinsurance Holdings, Inc. of our report dated March 28, 2008 relating to the financial statements and the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 28, 2008